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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 28, 2000

                                 VIEWCAST.COM,INC.

                (Exact name of registrant as specified in its charter)

     DELAWARE                        000-29020                   75-2528700
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(State or other jurisdiction  (Commission File Number)         (IRS Employer
        of incorporation)                                    Identification No.)

       2665 VILLA CREEK DRIVE, SUITE 200 DALLAS, TEXAS         75234
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(Address of principal executive offices)                     (Zip Code)




Registrant's telephone number, including area code: (972)488-7200
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Item 5. Other Events.

     On April 28, 2000, ViewCast.com, Inc. (the "Company") sold $4,450,000 aggregate principal amount of 7% Senior Convertible Debentures Due 2004 (the "Debentures") pursuant to a placing agreement dated March 28, 2000, and amended on April 28, 2000, by and among the Company and RP&C International Inc. and RP&C International Limited (the "Lead Managers") at an initial offering price of 100% of the principal amount thereof, less 8% gross commission. In addition, the Company issued the Lead Managers a warrant (the "Warrant") on April 28, 2000, in the name of RP&C International (Guernsey) Limited, pursuant to Regulation S, to purchase an aggregate of 89,000 shares of Common Stock, at an exercise price of $5.00, subject to adjustment in the event of adjustment of the Conversion Price of the Debentures. The Warrant has a term of five (5) years and may be exercised as to all or any lesser number of shares of Common Stock covered thereby, commencing twelve (12) months after the date of issuance.

     Unless previously redeemed, the Debentures are convertible into shares of Common Stock of the Company at the option of the holder at any time at a conversion price of $5.00 per share of Common Stock, subject to adjustment in certain circumstances (the "Conversion Price"). Upon voluntary conversion of any Debenture by its holder, no payment will be made for interest accrued during the period (i) from the most recent interest payment date preceding the applicable conversion date, or (ii) from the date of issuance of the Debentures if the Debenture is converted before the first interest payment (absent default by the Company, in which event interest shall continue to accrue at a specified default rate). Debentures which are converted prior to the first interest payment date of November 1, 2000 will be converted at a ten percent (10%) discount from the then effective Conversion Price, and Debentures which are converted prior to the second interest payment date of May 1, 2001 will be converted at a five percent (5%) discount from the then effective Conversion Price.

     The Debentures were sold outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933, as amended (the "Act"). Each purchaser certified that it was not a U.S. person (as defined in Regulation S under the Act) and that it was not acquiring the Debentures for the account or benefit of any U.S. person. Further each purchaser agreed that prior to the end of the one-year Distribution Compliance Period (as defined in Regulation S under the Act), the Debentures may be resold, pledged or transferred only (i) to the Company, (ii) pursuant to offers and sales outside the United States in a transaction meeting the requirements of Rules 901 through 905 of Regulation S under the Act, or (iii) pursuant to an effective registration statement under the Act, each in accordance with any applicable securities laws of the United States.

     The Company can cause the Debentures to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after October 28, 2001, if the closing sale price of the Common Stock on each day during any twenty (20) consecutive trading day period commencing on or after October 1, 2001, has equaled or exceeded 160% of the Conversion Price. The Company can cause the Debentures to be converted into shares of Common Stock at the Conversion Price at any time and from time to time after April 28, 2002, if the closing sale
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price of the Common Stock on each day during any twenty (20) consecutive trading day period commencing on or after April 1, 2002, has equaled or exceeded 140% of the Conversion Price.

     The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "SEC") covering the resale of the Common Stock issuable upon the conversion of the Debentures and the exercise of the Warrant and to use all commercially reasonable efforts to cause such registration statement to become effective with the SEC. If the registration statement is not declared effective within four months of April 28, 2000, the Conversion Price of the Debentures is subject to specified discounts; but in no event will these discounts and the early conversion discounts described previously cause the Conversion Price to be less than $4.20.

     The Company may redeem all outstanding Debentures at their principal amount, together with accrued interest, in the event that prior to the redemption notice, 85% or more in principal amount of the Debentures have been converted or purchased by the Company.

     On May 2, 2000, the Company issued a press release (the "Press Release") regarding the sale of the Debentures. The Press Release is filed as an exhibit to this Report.

Disclosure Regarding Forward-Looking Statements.

     This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements containing the words "will," "expects" and similar words, which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, product development, commercialization and technological difficulties, capacity and supply constraints or difficulties, general business and economic conditions, the effect of the Company's accounting policies and other risks detailed in the Company's Annual Report on Form 10-KSB, Quarterly Report on Form 10-QSB and other filings with the SEC.
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Item 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits.

               99.1  Press Release dated May 2, 2000.
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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                   VIEWCAST.COM,INC.



                                   By: /s/ LAURIE L. LATHAM
                                   ---------------------------
                                           Laurie L. Latham
                                           Chief Financial Officer

Dated: May 5, 2000







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                                   EXHIBIT NUMBER

               99.1      Press Release dated May 2, 2000.